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                                                                  EXHIBIT 21





                           Subsidiaries of the Registrant


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                                                          Status as of
             Name                    Incorporation     December 31,1996
---------------------------------    -------------     ----------------
Wisconsin Public Service
  Corporation (1)                      Wisconsin          Active

WPS Leasing, Inc. (2)                  Wisconsin          Active

WPS Energy Services, Inc. (1)          Wisconsin          Active

WPS Power Development, Inc. (1)        Wisconsin          Active

WPS Visions, Inc. (1)                  Wisconsin          Active

PDI Stoneman Operations, Inc. (3)      Wisconsin          Active

PDI Stoneman, Inc. (3)                 Wisconsin          Active

LB Mid-American, Inc. (4)              Wisconsin          Active

----------------


(1)  Wholly-owned subsidiary of WPS Resources Corporation.

(2)  WPS Leasing, Inc. is a wholly-owned subsidiary of Wisconsin
       Public Service Corporation.

(3) PDI Stoneman Operations, Inc. and PDI Stoneman, Inc. are wholly-owned subsidiaries of WPS Power Development, Inc.

(4)  Wholly-owned subsidiary of PDI Stoneman, Inc.
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